    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2000
                                                      REGISTRATION NO. 333-86901
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          QUANTUM EFFECT DEVICES, INC.

             (Exact name of Registrant as specified in its charter)

             DELAWARE                             3674                  77-0290544
  (State or other jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
  incorporation or organization)      Classification Code Number)     Identification
                                                                         Number)

                       3255-3 SCOTT BOULEVARD, SUITE 200
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 565-0300

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               THOMAS J. RIORDAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          QUANTUM EFFECT DEVICES, INC.
                       3255-3 SCOTT BOULEVARD, SUITE 200
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 565-0300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

       ALAN C. MENDELSON, ESQ.                   JEFFREY R. VETTER, ESQ.
       MATTHEW W. SONSINI, ESQ.                   CRAIG A. MENDEN, ESQ.
          Cooley Godward LLP                        Fenwick & West LLP
        Five Palo Alto Square                      Two Palo Alto Square
         3000 El Camino Real                       3000 El Camino Real
       Palo Alto, CA 94306-2155                  Palo Alto, CA 94306-2155
            (650) 843-5000                            (650) 494-0600

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------


                     CALCULATION OF REGISTRATION FEE CHART



                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF            AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED          PER SHARE            PRICE(1)        REGISTRATION FEE
Common Stock, $0.001 par value......      4,278,000             $15.00           $64,170,000        $16,940.88(3)



(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.


(2) Includes 558,000 shares subject to the underwriters' over-allotment option.


(3) Of this amount, $13,552.70 was previously paid.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the distribution of the common stock being registered. All amounts are estimated, except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq National Market Filing Fee:


SEC Registration Fee..............................................  $  16,941
NASD Filing Fee...................................................      6,683
Nasdaq National Market Initial Filing Fee.........................     90,000
Blue Sky Fees and Expenses........................................     15,000
Accounting Fees...................................................    200,000
Legal Fees and Expenses...........................................    350,000
Transfer Agent and Registrar Fees.................................     10,000
Printing and Engraving............................................    250,000
Miscellaneous.....................................................     11,376
                                                                    ---------
    Total.........................................................  $ 950,000
                                                                    =========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").
Article VI of the Registrant's Amended and Restated Certificate of Incorporation provides for indemnification of its directors to the maximum extent permitted by the Delaware General Corporation Law and Section 43 of Article XI of the Registrant's Bylaws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant intends to enter into Indemnification Agreements with each director and certain officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. Reference is also made to Sections 7 and 8 of the Underwriting Agreement contained in
Exhibit 1.1 hereto, indemnifying officers and directors of the Company against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since inception, we have sold and issued the following unregistered securities:

    (1) From May 1, 1992 to September 1999, we granted stock options to purchase an aggregate of 9,090,855 shares of common stock at exercise prices ranging from $0.15 to $10.00 per share to employees, consultants, directors and other service providers pursuant to our 1992 and 1997 Stock Option Plans.

    (2) On November 15, 1991, we sold 800,000 shares of common stock to each of our founders, Earl Killian, Raymond Kunita and Thomas J. Riordan. The price per share of $0.001 for an aggregate purchase price of $2,400.

    (3) On November 15, 1991, we sold 2,200,000 shares of our common stock to Integrated Device Technology, Inc. under a stock purchase agreement at a price per share of $0.001 for an aggregate purchase price of $2,200.

    (4) On March 1, 1999, we sold 237,500 shares of our common stock and 1,047,454 shares of our Series D preferred stock to Cisco Systems, Inc. for an aggregate purchase price of $5,000,001.

    (5) On January 24, 1992, we sold an aggregate of 1,800,000 shares of Series A preferred stock to two purchasers at a price per share of $1.40 for an aggregate purchase price of $2,520,000.

    (6) On August 18, 1995, we sold an aggregate of 2,500,000 shares of Series B preferred stock to two purchasers at a price per share of $2.40 for an aggregate purchase price of $6,000,000.

    (7) On April 16, 1998 and May 15, 1998, we sold an aggregate of 4,800,000 shares of Series C preferred stock to 37 purchasers at a price per share of $2.50 for an aggregate purchase price of $12,000,000.

    (8) On March 1, 1999 and March 16, 1999, we sold an aggregate of 4,518,837 shares of Series D preferred stock to 28 purchasers at a price per share of $4.32 for an aggregate purchase price of $19,521,376.

    The sales and issuances of securities described in paragraphs (1) and (2) above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 of the Securities Act in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided by Rule 701.

    The sales and issuances of securities described in paragraphs (3) through
(8) above were deemed to be exempt from registration under the Securities Act by virtue of Rule 4(2) or Rule 506 under Regulation D promulgated thereunder.

    Appropriate legends are affixed to the stock certificates issued in the aforemention transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

   1.1+    Form of Underwriting Agreement
   3.1+    Amended and Restated Certificate of Incorporation of the Registrant
   3.2+    Form of Second Amended and Restated Certificate of Incorporation of the Registrant
             to be filed upon the closing of the offering made pursuant to this registration statement
   3.3+    Bylaws of the Registrant
   4.1+    Specimen Common Stock Certificate
   4.2+    Warrant to purchase Series B Preferred Stock, issued by Quantum Effect
             Design, Inc. to Comdisco, Inc., dated September 30, 1997
   4.3+    Warrant to purchase Series B Preferred Stock, issued by Quantum Effect
             Design, Inc. to Comdisco, Inc., dated September 30, 1997
   4.4+    Warrant to purchase Series C Preferred Stock, issued by Quantum Effect
             Design, Inc. to Comdisco, Inc., dated July 24, 1998
   4.5+    Warrant to purchase Common Stock, issued by Quantum Effect Design, Inc. to Venture
             Lending & Leasing II, Inc., dated January 11, 1999
   4.6+    Amended and Restated Investors' Rights Agreement dated March 16, 1999

   5.1+    Opinion of Cooley Godward LLP
  10.1+    Form of Indemnity Agreement between the Registrant and its directors and officers.
  10.2+    1999 Equity Incentive Plan, Form of 1999 Equity Incentive Plan Stock Option
             Agreement, Form of Stock Option Grant Notice and Form of 1999 Equity Incentive
             Plan Notice of Exercise
  10.3+    1999 Employee Stock Purchase Plan and Form of Offering Document
  10.4+    1999 Non-Employee Directors' Stock Option Plan and Form of Nonstatutory Stock
             Option Agreement and Notice of Exercise
  10.5+    Commercial Lease Agreement, by and between Peachtree Associates and Quantum Effect
             Design, Inc., dated March 22, 1999
  10.6+    Lease Agreement, by and among John Arrillaga, Richard Peery and Quantum Effect
             Design, Inc., dated December 3, 1998; Amendment No. 1 to Lease Agreement dated
             December 3, 1998, by and among John Arrillaga, Richard Perry and Quantum Effect
             Design, Inc., dated August 16, 1999
  10.7+    Lease Agreement, by and among John Arrillaga, Richard Peery and Quantum Effect
             Design, Inc., dated September 14, 1994; Amendment No. 1 to Lease Agreement dated
             September 14, 1994, by and among John Arrillaga, Richard Peery and Quantum
             Effect Design, Inc., dated February 11, 1998; Amendment No. 2 to Lease Agreement dated September 14, 1994, by and among John Arrillaga, Richard Peery and Quantum
             Effect Design, Inc., dated December 3, 1998; Amendment No. 3 to Lease Agreement dated September 14, 1994, by and among John Arrillaga, Richard Perry and Quantum
             Effect Design, Inc., dated August 16, 1999
  10.8+    Lease Agreement, by and among John Arrillaga, Richard Perry and Quantum Effect
             Design, Inc., dated August 16, 1999
  10.9**+  Technology License Agreement, by and between Weitek Corporation and MIPS Computer
             Systems, Inc., dated June 29, 1990; Assignment Agreement, by and between Weitek
             Corporation and Quantum Effect Design, Inc., dated June 19, 1996; Amendment
             No. 1 to the Technology License Agreement, by and between MIPS Technology, Inc.
             and Quantum Effect Design, Inc., dated March 31, 1997
 10.10**+  Agreement for Purchase and Sale of Custom Semiconductor Products, by and between
             IBM Corporation and Quantum Effect Design, Inc., dated September 4, 1997;
             Amendment 1 to the Agreement for Purchase and Sale of Custom Semiconductor
             Products with Agreement No. X0468, by and between IBM Corporation and Quantum
             Effect Devices, Inc., effective November 15, 1999
 10.11**+  Development and License Agreement, by and between Integrated Device
             Technology, Inc. and Quantum Effect Design, Inc., dated January 13, 1992
 10.12**+  Development Agreement, by and between Integrated Device Technology, Inc. and
             Quantum Effect Design, Inc., dated June 12, 1996
  10.13+   1997 Stock Option Agreement, by and between Barry L. Cox and Quantum Effect
             Design, Inc.
  10.14+   1997 Stock Option Agreement, by and between Howard M. Bailey and Quantum Effect
             Design, Inc.
  23.1     Consent of PricewaterhouseCoopers LLP, independent accountants
  23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1)
  24.1+    Power of Attorney (See signature pages)
  27.1+    Financial Data Schedule

------------------------

** Confidential treatment has been requested with respect to portions of this exhibit.

+   Previously filed.

    (b) Financial Statement Schedules

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the City of Santa Clara, County of Santa Clara, State of California, on January 31, 2000.

                                QUANTUM EFFECT DEVICES, INC.

                                By:                      *
                                     -----------------------------------------
                                                 Thomas J. Riordan
                                       CHIEF EXECUTIVE OFFICER, PRESIDENT AND
                                                      DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer,
              *                   President and Director
------------------------------    (Principal Executive       January 31, 2000
      Thomas J. Riordan           Officer)

     /s/ HOWARD M. BAILEY       Chief Financial Officer
------------------------------    (Principal Financial and   January 31, 2000
       Howard M. Bailey           Accounting Officer)

              *
------------------------------  Chairman of the Board of     January 31, 2000
         Barry L. Cox             Directors

              *
------------------------------  Director                     January 31, 2000
       Bruce K. Graham

              *
------------------------------  Director                     January 31, 2000
    Christopher J. Schaepe

              *
------------------------------  Director                     January 31, 2000
      Lester M. Crudele

*By:    /s/ HOWARD M. BAILEY                                  January 31, 2000
      -------------------------
          Howard M. Bailey
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
   1.1+      Form of Underwriting Agreement
   3.1+      Amended and Restated Certificate of Incorporation of the Registrant
   3.2+      Form of Second Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the offering made pursuant to this registration statement
   3.3+      Bylaws of the Registrant
   4.1+      Specimen Common Stock Certificate
   4.2+      Warrant to purchase Series B Preferred Stock, issued by Quantum Effect Design, Inc. to
               Comdisco, Inc., dated September 30, 1997
   4.3+      Warrant to purchase Series B Preferred Stock, issued by Quantum Effect Design, Inc. to
               Comdisco, Inc., dated September 30, 1997
   4.4+      Warrant to purchase Series C Preferred Stock, issued by Quantum Effect Design, Inc. to
               Comdisco, Inc., dated July 24, 1998
   4.5+      Warrant to purchase Common Stock, issued by Quantum Effect Design, Inc. to Venture Lending & Leasing
               II, Inc., dated January 11, 1999
   4.6+      Amended and Restated Investors' Rights Agreement dated March 16, 1999
   5.1+      Opinion of Cooley Godward LLP
  10.1+      Form of Indemnity Agreement between the Registrant and its directors and officers.
  10.2+      1999 Equity Incentive Plan, Form of 1999 Equity Incentive Plan Stock Option Agreement, Form of Stock
               Option Grant Notice and Form of 1999 Equity Incentive Plan Notice of Exercise
  10.3+      1999 Employee Stock Purchase Plan and Form of Offering Document
  10.4+      1999 Non-Employee Directors' Stock Option Plan and Form of Nonstatutory Stock Option Agreement and
               Notice of Exercise
  10.5+      Commercial Lease Agreement, by and between Peachtree Associates and Quantum Effect Design, Inc.,
               dated March 22, 1999
  10.6+      Lease Agreement, by and among John Arrillaga, Richard Peery and Quantum Effect Design, Inc., dated
               December 3, 1998; Amendment No. 1 to Lease Agreement dated December 3, 1998, by and among John
               Arrillaga, Richard Perry and Quantum Effect Design, Inc., dated August 16, 1999
  10.7+      Lease Agreement, by and among John Arrillaga, Richard Peery and Quantum Effect Design, Inc., dated
               September 14, 1994; Amendment No. 1 to Lease Agreement dated September 14, 1994, by and among John
               Arrillaga, Richard Peery and Quantum Effect Design, Inc., dated February 11, 1998; Amendment No. 2 to Lease Agreement dated September 14, 1994, by and among John Arrillaga, Richard Peery and Quantum
               Effect Design, Inc., dated December 3, 1998; Amendment No. 3 to Lease Agreement dated
               September 14, 1994, by and among John Arrillaga, Richard Perry and Quantum Effect Design, Inc.,
               dated August 16, 1999
  10.8+      Lease Agreement, by and among John Arrillaga, Richard Perry and Quantum Effect Design, Inc., dated
               August 16, 1999
  10.9**+    Technology License Agreement, by and between Weitek Corporation and MIPS Computer Systems, Inc., dated June 29, 1990; Assignment Agreement, by and between Weitek Corporation and Quantum Effect
               Design, Inc., dated June 19, 1996; Amendment No. 1 to the Technology License Agreement, by and
               between MIPS Technology, Inc. and Quantum Effect Design, Inc., dated March 31, 1997
  10.10**+   Agreement for Purchase and Sale of Custom Semiconductor Products, by and between IBM Corporation and
               Quantum Effect Design, Inc., dated September 4, 1997; Amendment 1 to the Agreement for Purchase and
               Sale of Custom Semiconductor Products with Agreement No. X0468, by and between IBM Corporation and
               Quantum Effect Devices, Inc., effective November 15, 1999
  10.11**+   Development and License Agreement, by and between Integrated Device Technology, Inc. and Quantum
               Effect Design, Inc., dated January 13, 1992

EXHIBIT NO.                                               DESCRIPTION
 ---------   -----------------------------------------------------------------------------------------------------
  10.12**+   Development Agreement, by and between Integrated Device Technology, Inc. and Quantum Effect
               Design, Inc., dated June 12, 1996
  10.13+     1997 Stock Option Agreement, by and between Barry L. Cox and Quantum Effect Design, Inc.
  10.14+     1997 Stock Option Agreement, by and between Howard M. Bailey and Quantum Effect Design, Inc.
  23.1       Consent of PricewaterhouseCoopers LLP, independent accountants
  23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1)
  24.1+      Power of Attorney (See signature pages)
  27.1+      Financial Data Schedule

------------------------

** Confidential treatment has been requested with respect to portions of this exhibit.

+   Previously filed.